Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES 2024 RESULTS

$3.54 PER SHARE NET INCOME

$3.68 PER SHARE NON-GAAP OPERATING EARNINGS

•	Initiates 2025 Non-GAAP Operating Earnings Guidance of $3.94 - $4.06 Per Share, midpoint up ~9% over 2024 results

•	Extends PSEG’s 5% - 7% Non-GAAP Operating Earnings CAGR for 2025-2029, at the Production Tax Credit threshold, from higher 2025 midpoint

•	Raises PSEG’s 2025 - 2029 Capital Spending Plan to $22.5 billion - $26 billion, up by $3.5 billion from prior plan

•	Targets PSE&G Rate Base CAGR of 6% - 7.5% for 2025-2029, from ~12% higher YE 2024 balance

(NEWARK, N.J. – February 25, 2025) Public Service Enterprise Group (NYSE: PEG) reported the following results for the full year and fourth quarter 2024:

PSEG Consolidated (unaudited)

Full Year Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	FY 2024	FY 2023	FY 2024	FY 2023
Net Income	$1,772	$2,563	$3.54	$5.13
Reconciling Items	67	(821)	0.14	(1.65)
Non-GAAP Operating Earnings	$1,839	$1,742	$3.68	$3.48
Average Shares			500	500

PSEG Consolidated (unaudited)

Fourth Quarter Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	4Q 2024	4Q 2023	4Q 2024	4Q 2023
Net Income	$286	$546	$0.57	$1.10
Reconciling Items	135	(275)	0.27	(0.56)
Non-GAAP Operating Earnings	$421	$271	$0.84	$0.54
Average Shares			500	500

The tables above provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the fourth quarter and full year. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

“PSEG posted strong operating and financial results for the fourth quarter, completing the full year of 2024 having achieved several strategic and regulatory objectives, and marking the 20th consecutive year that we have delivered results that have met or exceeded management’s non-GAAP Operating Earnings guidance to investors,” said Ralph LaRossa, chair, president and CEO of PSEG.

2024 Highlights

•	Settled PSE&G’s first electric and gas distribution base rate case in six years. Balanced outcome recovers prudent investments and maintains our favorable affordability profile.

•

Obtained approval to invest ~$2.9 billion in PSE&G’s Clean Energy Future - Energy Efficiency II Program (CEF-EE II) over a six-year period. This program enables us to make investments at more customer premises to reduce energy usage, improve affordability and reduce carbon emissions.

•	Invested $3.6 billion of regulated capital expenditures at PSE&G.

•	Completed the Advanced Metering Infrastructure program, installing ~2.2 million PSE&G smart meters on time and on budget.

•	Implemented new deferral mechanisms for pension and storm expense, increasing the predictability of PSE&G’s future financial results and stabilizing rates for customers.

•	Lowered PSE&G’s gas commodity charge in October to $0.33 per therm for winter 2025, the third supply charge reduction since January 2023.

•	PSE&G recognized as #1 in customer satisfaction with residential electric and gas service in the East among large utilities by J.D. Power.

•	PSE&G received the PA Consulting ReliabilityOne® Award for Outstanding Metropolitan Service Area Reliability Performance in the Mid-Atlantic region for the 23rd consecutive year.

•	PSEG Nuclear had strong operating performance and benefited from start of the nuclear production tax credit (PTC) in January.

LaRossa added, “Our improved business mix and more predictable and visible earnings growth has enhanced our ability to drive future performance as our focus remains on operational excellence.”

2025 Outlook

•	For 2025, we are initiating PSEG’s non-GAAP Operating Earnings guidance in the range of $3.94 to $4.06 per share, representing an increase of approximately 9% at the midpoint above 2024 results.

•

Drivers for 2025 guidance include the benefit of new base rates in effect for the full year as well as the continued benefit of environmental attribute payments for our nuclear units, partly offset by higher financing costs.

•	For 2025, we plan to invest $3.8 billion on regulated investments focused on infrastructure modernization, energy efficiency, electrification initiatives and load growth.

•

The 2025-2029 capital spending plan of $22.5 billion to $26 billion consists of $21 billion to $24 billion of regulated investment, an increase of approximately $3 billion from our prior five-year plan of $18 billion to $21 billion. This increase is driven by incremental investments for PSE&G to meet growing customer demand, modernize infrastructure and our CEF-EE II programs.

•

PSE&G’s 2025-2029 regulated capital investment plan is expected to produce compound annual growth in rate base of 6% to 7.5%, starting from a year-end 2024 rate base of approximately $34 billion. PSE&G’s year-end 2024 rate base reflects an increase of approximately 12% over the year-end 2023 balance.

•

These updates to our capital spending plan and rate base growth are expected to extend our 5% to 7% long-term, compound annual growth rate in non-GAAP Operating Earnings through 2029, starting from the $4.00 per share midpoint of our 2025 guidance, an increase of 9% over 2024 results.

•

We continue to pursue growth opportunities at PSEG Nuclear that would be additive to our 5% to 7% long-term growth outlook, which can be met using the PTC threshold pricing. Incremental growth could be achieved through opportunities to contract our nuclear output under longer-term contracts at prices above the nuclear PTC, which can support the economic development interests of the state of New Jersey.

Notably, our solid balance sheet enables the funding of PSEG’s robust 5-year capital program without the need to issue equity or sell assets through 2029.

The recent $0.12 per share increase in PSEG’s annual common dividend to the indicative rate of $2.52 per share for 2025 further demonstrates our confidence in PSEG’s growth and our ongoing commitment to financial discipline that has enabled us to pay a common dividend to our shareholders for 118 years.

PSEG Results by Segment

Public Service Electric and Gas (unaudited)

Fourth Quarter and Full Year Comparative Results

($ millions, except per share amounts)	4Q 2024	4Q 2023	FY 2024	FY 2023
Net Income	$378	$291	$1,547	$1,515
Net Income Per Share (EPS)	$0.75	$0.58	$3.09	$3.03
Non-GAAP Operating Earnings	$378	$296	$1,547	$1,532
Non-GAAP Operating EPS	$0.75	$0.59	$3.09	$3.06

Fourth quarter results were driven by the implementation of PSE&G’s new electric and gas base distribution rates. The new rates went into effect on October 15 and the results reflect the seasonality of higher gas revenues in the fourth quarter. For the full year, PSE&G results reflect higher earnings from increased investment in infrastructure replacement and energy efficiency, as well as the rate case settlement, partly offset by higher interest and depreciation expense from higher investment balances.

The New Jersey Board of Public Utilities (BPU) approved the multi-party settlement of PSE&G’s base electric and gas distribution rate case on October 9, 2024. The terms of the agreement provided for a distribution rate base of $17.8 billion, an unchanged return on equity (ROE) of 9.6% and an equity ratio of 55% of capitalization. PSE&G was also approved to implement new pension and storm deferral mechanisms going forward that will reduce variability and stabilize rates for customers.

On October 30, 2024, the BPU approved a settlement of PSE&G’s CEF-EE II filing totaling approximately $2.9 billion, which includes direct investments as well as on-bill repayment financing (both in rate base). This new cycle is comprised of 10 energy efficiency programs supporting economic growth and clean energy jobs in New Jersey.

PSEG Power & Other (unaudited)

Fourth Quarter and Full Year Comparative Results

($ millions, except per share amounts)	4Q 2024	4Q 2023	FY 2024	FY 2023
Net Income (Loss)	$(92)	$255	$225	$1,048
Net Income (Loss) Per Share (EPS)	$(0.18)	$0.52	$0.45	$2.10
Non-GAAP Operating Earnings	$43	$(25)	$292	$210
Non-GAAP Operating EPS	$0.09	$(0.05)	$0.59	$0.42

PSEG Power & Other non-GAAP Operating Earnings results for the quarter and the full year reflect the expected improvement in energy margin during the second half of 2024, as well as the positive contribution from the estimated federal nuclear PTC, which took effect January 1, 2024, and reduces the zero-emission certificate (ZEC) amounts earned by our New Jersey nuclear units. The ZEC II award payments will conclude May 2025.

###

PSEG will host a conference call to review its fourth quarter and full year 2024 results, earnings guidance, and other matters with the financial community at 11:00 a.m. ET today. Please register to access this event by visiting:

https://investor.pseg.com/investor-news-and-events.

Media Relations:	Investor Relations:
Marijke Shugrue 862-465-1445 Marijke.Shugrue@pseg.com	PSEG-IR-GeneralInquiry@pseg.com

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company operating New Jersey’s largest transmission and distribution utility, serving approximately 2.4 million electric and 1.9 million natural gas customers. PSEG also owns an independent fleet of 3,758 MW of carbon-free, baseload nuclear power generating units in NJ and PA. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG is a member of the S&P 500 Index and has been named to the Dow Jones Sustainability North America Index for 17 consecutive years. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	an increasing demand for power and load growth, potentially compounded by a shift away from natural gas toward increased electrification;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements;

•	any inability to enter into or extend certain significant contracts;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, production tax credit and/or zero emission certificates program;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, and third-party operation of co-owned nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks;

•	changes in federal, state and local environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,465	$(316)	$2,114	$667

OPERATING EXPENSES
Energy Costs	765	(316)	739	342
Operation and Maintenance	941	—	554	387
Depreciation and Amortization	308	—	267	41
Loss on Asset Dispositions and Impairments	6	—	—	6

Total Operating Expenses	2,020	(316)	1,560	776

OPERATING INCOME	445	—	554	(109)
Income from Equity Method Investments	(1)	—	—	(1)
Net Gains (Losses) on Trust Investments	(64)	—	—	(64)
Net Other Income (Deductions)	34	(1)	14	21
Net Non-Operating Pension and OPEB Credits (Costs)	18	—	19	(1)
Interest Expense	(232)	1	(152)	(81)

INCOME (LOSS) BEFORE INCOME TAXES	200	—	435	(235)
Income Tax (Expense) Benefit	86	—	(57)	143

NET INCOME (LOSS)	$286	$—	$378	$(92)

Reconciling Items Excluded from Net Income (Loss)(b)	135	—	—	135

OPERATING EARNINGS (non-GAAP)	$421	$—	$378	$43

Earnings Per Share

NET INCOME (LOSS)	$0.57	$—	$0.75	$(0.18)

Reconciling Items Excluded from Net Income (Loss)(b)	0.27	—	—	0.27

OPERATING EARNINGS (non-GAAP)	$0.84	$—	$0.75	$0.09

	Three Months Ended December 31, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,605	$(306)	$1,853	$1,058

OPERATING EXPENSES
Energy Costs	743	(306)	710	339
Operation and Maintenance	871	—	495	376
Depreciation and Amortization	292	—	252	40
Loss on Asset Dispositions and Impairments	7	—	—	7

Total Operating Expenses	1,913	(306)	1,457	762

OPERATING INCOME	692	—	396	296
Net Gains (Losses) on Trust Investments	126	—	—	126
Net Other Income (Deductions)	40	—	15	25
Net Non-Operating Pension and OPEB Credits (Costs)	27	—	28	(1)
Interest Expense	(198)	—	(129)	(69)

INCOME BEFORE INCOME TAXES	687	—	310	377
Income Tax Expense	(141)	—	(19)	(122)

NET INCOME	$546	$—	$291	$255

Reconciling Items Excluded from Net Income(b)	(275)	—	5	(280)

OPERATING EARNINGS (non-GAAP)	$271	$—	$296	$(25)

Earnings Per Share
NET INCOME	$1.10	$—	$0.58	$0.52

Reconciling Items Excluded from Net Income(b)	(0.56)	—	0.01	(0.57)

OPERATING EARNINGS (non-GAAP)	$0.54	$—	$0.59	$(0.05)

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$10,290	$(966)	$8,449	$2,807

OPERATING EXPENSES
Energy Costs	3,393	(966)	3,189	1,170
Operation and Maintenance	3,356	—	1,949	1,407
Depreciation and Amortization	1,182	—	1,025	157
Loss on Asset Dispositions and Impairments	6	—	—	6

Total Operating Expenses	7,937	(966)	6,163	2,740

OPERATING INCOME	2,353	—	2,286	67
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	127	—	—	127
Net Other Income (Deductions)	153	(5)	64	94
Net Non-Operating Pension and OPEB Credits (Costs)	73	—	77	(4)
Interest Expense	(882)	5	(582)	(305)

INCOME (LOSS) BEFORE INCOME TAXES	1,825	—	1,845	(20)
Income Tax (Expense) Benefit	(53)	—	(298)	245

NET INCOME	$1,772	$—	$1,547	$225

Reconciling Items Excluded from Net Income(b)	67	—	—	67

OPERATING EARNINGS (non-GAAP)	$1,839	$—	$1,547	$292

Earnings Per Share

NET INCOME	$3.54	$—	$3.09	$0.45

Reconciling Items Excluded from Net Income(b)	0.14	—	—	0.14

OPERATING EARNINGS (non-GAAP)	$3.68	$—	$3.09	$0.59

	Year Ended December 31, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$11,237	$(1,103)	$7,807	$4,533

OPERATING EXPENSES
Energy Costs	3,260	(1,103)	3,010	1,353
Operation and Maintenance	3,150	—	1,843	1,307
Depreciation and Amortization	1,135	—	980	155
Loss on Asset Dispositions and Impairments	7	—	—	7

Total Operating Expenses	7,552	(1,103)	5,833	2,822

OPERATING INCOME	3,685	—	1,974	1,711
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	189	—	—	189
Net Other Income (Deductions)	172	(4)	80	96
Net Non-Operating Pension and OPEB Credits (Costs)	(218)	—	114	(332)
Interest Expense	(748)	4	(493)	(259)

INCOME BEFORE INCOME TAXES	3,081	—	1,675	1,406
Income Tax Expense	(518)	—	(160)	(358)

NET INCOME	$2,563	$—	$1,515	$1,048

Reconciling Items Excluded from Net Income(b)	(821)	—	17	(838)

OPERATING EARNINGS (non-GAAP)	$1,742	$—	$1,532	$210

Earnings Per Share

NET INCOME	$5.13	$—	$3.03	$2.10

Reconciling Items Excluded from Net Income(b)	(1.65)	—	0.03	(1.68)

OPERATING EARNINGS (non-GAAP)	$3.48	$—	$3.06	$0.42

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 3

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	December 31, 2024	December 31, 2023
DEBT
Commercial Paper and Loans	$1,593	$949
Long-Term Debt*	21,114	19,284

Total Debt	22,707	20,233

STOCKHOLDERS’ EQUITY
Common Stock	5,057	5,018
Treasury Stock	(1,403)	(1,379)
Retained Earnings	12,593	12,017
Accumulated Other Comprehensive Loss	(133)	(179)

Total Stockholders’ Equity	16,114	15,477

Total Capitalization	$38,821	$35,710

*	Includes current portion of Long-Term Debt

Attachment 4

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Year Ended December 31,
	2024	2023
Cash Flows From Operating Activities
Net Income	$1,772	$2,563
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	361	1,243

Net Cash Provided By (Used In) Operating Activities	2,133	3,806

Net Cash Provided By (Used In) Investing Activities	(3,306)	(2,958)

Net Cash Provided By (Used In) Financing Activities	1,228	(1,260)

Net Change in Cash, Cash Equivalents and Restricted Cash	55	(412)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	99	511

Cash, Cash Equivalents and Restricted Cash at End of Period	$154	$99

Attachment 5

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

December 31, 2024

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2023	Year Ended	Change vs. 2023
Residential	2,814	0%	13,907	6%
Commercial & Industrial	6,265	1%	26,415	3%
Other	95	(1%)	337	0%

Total	9,174	1%	40,659	4%

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2023	Year Ended	Change vs. 2023
Firm Sales
Residential Sales	430	1%	1,375	4%
Commercial & Industrial	292	2%	996	4%

Total Firm Sales	722	1%	2,371	4%

Non-Firm Sales*
Commercial & Industrial	176	(25%)	790	(7%)

Total Non-Firm Sales	176		790

Total Sales	898	(5%)	3,161	1%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2023	Year Ended	Change vs. 2023
THI Hours - Actual	519	(25%)	19,854	11%
THI Hours - Normal	433		17,408
Degree Days - Actual	1,362	3%	3,877	7%
Degree Days - Normal	1,551		4,617

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown

	Three Months Ended December 31,		Year Ended December 31,

	2024	2023	2024	2023
Nuclear - NJ	4,737	4,660	19,708	20,443
Nuclear - PA	2,599	2,652	10,922	11,098

	7,336	7,312	30,630	31,541

Attachment 7

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Weighted Average Common Shares Outstanding (millions)
Basic	498	498	498	498
Diluted	500	500	500	500
Stock Price at End of Period			$84.49	$61.15
Dividends Paid per Share of Common Stock	$0.60	$0.57	$2.40	$2.28
Dividend Yield			2.8%	3.7%
Book Value per Common Share			$32.36	$31.07
Market Price as a Percent of Book Value			261%	197%

Attachment 8

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	($ millions, Unaudited)
Net Income	$286	$546	$1,772	$2,563
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	62	(126)	(137)	(184)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	134	(291)	210	(1,334)
Pension Settlement Charges, pre-tax	—	6	—	338
Lease Related Activity, pre-tax	—	7	(4)	7
Exit Incentive Program (EIP), pre-tax	—	4	—	29
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(61)	125	(2)	323

Operating Earnings (non-GAAP)	$421	$271	$1,839	$1,742

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.57	$1.10	$3.54	$5.13
(Gain) Loss on NDT Fund Related Activity, pre-tax	0.12	(0.26)	(0.27)	(0.37)
(Gain) Loss on MTM, pre-tax(a)	0.27	(0.58)	0.42	(2.67)
Pension Settlement Charges, pre-tax	—	0.02	—	0.68
Lease Related Activity, pre-tax	—	0.01	(0.01)	0.01
EIP, pre-tax	—	0.01	—	0.06
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.12)	0.24	—	0.64

Operating Earnings (non-GAAP)	$0.84	$0.54	$3.68	$3.48

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 9

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	($ millions, Unaudited)
Net Income	$378	$291	$1,547	$1,515
EIP, pre-tax	—	2	—	19
Pension Settlement Charges, pre-tax	—	4	—	4
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	—	(1)	—	(6)

Operating Earnings (non-GAAP)	$378	$296	$1,547	$1,532

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	($ millions, Unaudited)
Net Income (Loss)	$(92)	$255	$225	$1,048
(Gain) Loss on NDT Fund Related Activity, pre-tax	62	(126)	(137)	(184)
(Gain) Loss on MTM, pre-tax(a)	134	(291)	210	(1,334)
Pension Settlement Charges, pre-tax	—	2	—	334
Lease Related Activity, pre-tax	—	7	(4)	7
EIP, pre-tax	—	2	—	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(61)	126	(2)	329

Operating Earnings (non-GAAP)	$43	$(25)	$292	$210

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	500

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.